As filed with the Securities and Exchange Commission on May 26, 2011

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-2511577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106

(Address of Principal Executive Offices) (Zip code)

Domino’s Pizza Employee Stock Payroll Deduction Plan

(Full Titles of the Plan)

J. Patrick Doyle

President and Chief Executive Officer

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Name and Address of Agent for Service)

(734) 930-3030

(Telephone Number, including Area Code, of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Craig E. Marcus, Esq.	Kenneth B. Rollin Esq.
Ropes & Gray LLP	Domino’s Pizza, Inc.
One International Place	Executive Vice President & General Counsel
Boston, Massachusetts 02110	30 Frank Lloyd Wright Drive
Telephone: (617) 951-7000	Ann Arbor, Michigan 48106
Telecopy: (617) 951-7050	Telephone: (734) 930-3030
Telecopy: (734) 327-8877

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	500,000 shares	$24.41	$12,205,000	$1,417

(1)	The offering price for the 500,000 shares of $24.41 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 on the basis of the average high and low prices of Domino’s Pizza Inc. Common Stock, par value $.01 per share, as reported on the New York Stock Exchange on May 24, 2011.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8 to register 500,000 additional shares of common stock to be offered pursuant to the Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan, as amended (the “Plan”), of Domino’s Pizza, Inc. (the “Company”). A registration statement on Form S-8 (No. 333-118486), filed with the Securities & Exchange Commission on August 23, 2004, to register 1,000,000 shares of common stock offered pursuant to the Plan is currently effective and is hereby incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Ann Arbor, State of Michigan, on May 26, 2011.

DOMINO’S PIZZA, INC.

By:	/s/ Michael T. Lawton
Name:	Michael T. Lawton
Title:	Chief Financial Officer and Executive Vice President

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints J. Patrick Doyle and Michael T. Lawton, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission as that attorney-in-fact may deem necessary or appropriate.

*        *        *         *        *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Patrick Doyle	President, Chief Executive Officer (Principal Executive Officer) and Director	May 26, 2011
J. Patrick Doyle

/s/ Michael T. Lawton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2011
Michael T. Lawton

/s/ David A. Brandon	Chairman of the Board and Director	May 26, 2011
David A. Brandon

/s/ Andrew B. Balson	Director	May 26, 2011
Andrew B. Balson

/s/ Diana F. Cantor	Director	May 26, 2011
Diana F. Cantor

/s/ Richard L. Federico	Director	May 26, 2011
Richard L. Federico

/s/ James A. Goldman	Director	May 26, 2011
James A. Goldman

/s/ Vernon “Bud” O. Hamilton	Director	May 26, 2011
Vernon “Bud” O. Hamilton

/s/ Gregory A. Trojan	Director	May 26, 2011
Gregory A. Trojan

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24	Powers of Attorney (contained under Signatures and Power of Attorney).